Exhibit (c)(2)(B) Board Presentation July 19, 2023

Apple | Proposal Summaries

Spot Price	Initial Offer Undisturbed Price as of 5/3/23	Initial Offer Current Price as of 7/14/23	Counteroffer Current Price as of 7/14/23
DINO Spot Price	$41.91	$46.21	$46.21
Exchange Ratio	0.3714x	0.3714x	0.3714x
Stock Consideration per Unit	**$15.57**	**$17.16**	**$17.16**
Cash Consideration per Unit	**-**	**-**	**7.00**
Total Consideration per Unit	**$15.57**	**$17.16**	**$24.16**
Implied Exchange Ratio	*0.3714x*	*0.3714x*	*0.5229x*
Premium / (Discount) to Undisturbed Spot Price as of 5/3/23 [1]	*(2.2%)*	*7.8%*	*51.8%*
Premium / (Discount) to Spot Price as of 7/14/23 [2]	*(17.5%)*	*(9.0%)*	*28.0%*
Total Unaffiliated Units Outstanding *(mm)*	67.0	67.0	67.0
Total Stock Consideration *($mm)*	**$1,042**	**$1,149**	**$1,149**
Total Cash Consideration *($mm)*	**-**	**-**	**469**
Total Consideration *($mm)*	**$1,042**	**$1,149**	**$1,618**
Total DINO Shares Issued *(mm)*	**24.9**	**24.9**	**24.9**

30-Day VWAP	Initial Offer Undisturbed Price as of 5/3/23	Initial Offer Current Price as of 7/14/23	Counteroffer Current Price as of 7/14/23
DINO 30-Day VWAP	$45.97	$44.62	$44.62
Exchange Ratio	0.3714x	0.3714x	0.3714x
Stock Consideration per Unit	**$17.07**	**$16.57**	**$16.57**
Cash Consideration per Unit	**-**	**-**	**7.00**
Total Consideration per Unit	**$17.07**	**$16.57**	**$23.57**
Implied Exchange Ratio	*0.3714x*	*0.3714x*	*0.5283x*
Premium / (Discount) to Undisturbed 30-Day VWAP as of 5/3/23 [3]	-	*(2.9%)*	*38.1%*
Premium / (Discount) to 30-Day VWAP as of 7/14/23 [4]	*(6.4%)*	*(9.2%)*	*29.2%*
Total Unaffiliated Units Outstanding *(mm)*	67.0	67.0	67.0
Total Stock Consideration *($mm)*	**$1,143**	**$1,110**	**$1,110**
Total Cash Consideration *($mm)*	**-**	**-**	**469**
Total Consideration *($mm)*	**$1,143**	**$1,110**	**$1,579**
Total DINO Shares Issued *(mm)*	**24.9**	**24.9**	**24.9**

1. *Undisturbed Spot Price as of 5/3/23: $15.92 per unit.*
2. *Spot Price as of 7/14/23: $18.87 per unit.*
3. *Undisturbed 30-Day VWAP as of 5/3/23: $17.07 per unit.*
4. *30-Day VWAP as of 7/14/23: $18.24 per unit.*

1

HEP | Relative Trading Performance Trading Performance: Last Twelve Months Recent Trading HEP - Peer (2) HEP Peer AMZ MLP (3) (1) Performance Median Adj. HEP - AMZ Adj. Median Index 30-Day 7.2% 6.6% 3.8% 6.8% (2.7%) 0.5% 2.1% 6.5% 0.5% 3.3% OKE/MMP Announcement (5/12/2023) 14.6% 1.2% 6.8% 15.4% 24.0% 9.9% - 13.4% 13.4% 7.9% Initial Offer Announcement (5/3/23) 18.5% 4.0% 11.3% 10.3% 14.6% 10.6% 1.0% 16.0% 14.6% 7.2% (10.9%) YTD 4.1% (10.8%) (3.2%) 14.9% 7.6% 10.4% 21.9% 14.9% 7.3% 8.5% 16.6% (6.1%) (7.2%) 7.3% 22.6% 15.8% 45.6% 22.6% 23.8% Last Twelve Months (Indexed Price Performance) Initial Offer Announcement (Pre-Market Open on 5/4/2023) OKE / MMP Announcement (5/12/2023) Source: FactSet as of 7/14/2023. 1. Represents trading days. 2. Magellan reflects performance to unaffected date of Oneok transaction, 5/12/2023. 3. HEP Peers include DKL, NS and PAA. Note: MMP not included in HEP Peer Median. 2

HEP / DINO | Historical Exchange Ratio Analysis

Number of DINO shares per HEP unit

"Heads-Up" Exchange Ratio (HEP / DINO)



Better for HEP
Better for DINO
0.80x
0.60x
0.40x
0.20x
7/14/2018
10/11/2019
1/12/2021
4/13/2022
7/14/2023
Initial Offer Announcement (Pre-Market Open on 5/4/2023)
Counter (VWAP) 0.5283x (1)
Counter (Spot) 0.5229x (2)
Current 0.4084x
Initial Offer 0.3714x
1-Year VWAP 0.3550x

Implied Premium Analysis

Period[3]	HEP ($/unit)	DINO ($/share)	"Heads-Up" Exchange Ratio	Implied Premium / Discount to Historical Prices / "Heads-Up" Exchange Ratio											
				$17.16	$18.87	$20.76	$22.64	$24.16	$24.53	0.3714x	0.4084x	0.4492x	0.4900x	0.5229x	0.5309x
				(9.0%)	-	*10.0%*	*20.0%*	*28.0%*	*30.0%*	*(9.0%)*	-	*10.0%*	*20.0%*	*28.0%*	*30.0%*
Current (7/14/2023)	**$18.87**	**$46.21**	**0.4084x**	**(9.0%)**	**-**	**10.0%**	**20.0%**	**28.0%**	**30.0%**	**(9.0%)**	**-**	**10.0%**	**20.0%**	**28.0%**	**30.0%**
Undisturbed Price (5/3/2023)	**$15.92**	**$41.91**	**0.3799x**	**7.8%**	**18.5%**	**30.4%**	**42.2%**	**51.8%**	**54.1%**	**(2.2%)**	**7.5%**	**18.3%**	**29.0%**	**37.7%**	**39.8%**
Offer Price (30-day VWAP as of 5/3/2023)	**$17.07**	**$45.97**	**0.3714x**	**0.5%**	**10.5%**	**21.6%**	**32.6%**	**41.5%**	**43.7%**	**(0.0%)**	**9.9%**	**20.9%**	**31.9%**	**40.8%**	**42.9%**
5-Day VWAP	$18.96	$46.39	0.4086x	(9.5%)	(0.4%)	9.5%	19.5%	27.5%	29.4%	(9.1%)	(0.1%)	9.9%	19.9%	28.0%	29.9%
10-Day VWAP	$18.71	$45.70	0.4093x	(8.3%)	0.9%	11.0%	21.0%	29.2%	31.1%	(9.3%)	(0.2%)	9.7%	19.7%	27.7%	29.7%
20-Day VWAP	$18.37	$44.75	0.4106x	(6.6%)	2.7%	13.0%	23.3%	31.5%	33.5%	(9.5%)	(0.5%)	9.4%	19.4%	27.4%	29.3%
30-Day VWAP	$18.24	$44.62	0.4089x	(5.9%)	3.4%	13.8%	24.1%	32.5%	34.5%	(9.2%)	(0.1%)	9.9%	19.9%	27.9%	29.8%
60-Day VWAP	$17.53	$42.91	0.4086x	(2.1%)	7.6%	18.4%	29.2%	37.8%	39.9%	(9.1%)	(0.0%)	9.9%	19.9%	28.0%	29.9%
1-Year VWAP	$17.84	$50.26	0.3550x	(3.8%)	5.8%	16.3%	26.9%	35.4%	37.5%	4.6%	15.0%	26.5%	38.0%	47.3%	49.5%
2-Year VWAP	$17.84	$43.71	0.4081x	(3.8%)	5.8%	16.4%	26.9%	35.5%	37.5%	(9.0%)	0.1%	10.1%	20.1%	28.1%	30.1%
5-Year VWAP	$19.12	$41.64	0.4593x	(10.3%)	(1.3%)	8.5%	18.4%	26.4%	28.3%	(19.1%)	(11.1%)	(2.2%)	6.7%	13.8%	15.6%
52-Week High	*$19.72*	*$66.19*	*0.2979x*	(13.0%)	(4.3%)	5.3%	14.8%	22.5%	24.4%	24.7%	37.1%	50.8%	64.5%	75.5%	78.2%
Research Analyst Target	*$19.50*	*$57.00*	*0.3421x*	(12.0%)	(3.2%)	6.4%	16.1%	23.9%	25.8%	8.6%	19.4%	31.3%	43.2%	52.8%	55.2%

Initial Offer[4] Counteroffer[2]

Source: FactSet as of 7/14/2023.

1. *Reflecting 0.3714x exchange ratio on DINO's 30-day VWAP of $44.62 as of 7/14/2023 plus $7.00 cash per unit.*
2. *Reflecting 0.3714x exchange ratio on DINO's share price of $46.21 as of 7/14/2023 plus $7.00 cash per unit.*
3. *5-day, 10-day, 20-day, 30-day and 60-day reflecting trading days. 1-year, 2-year and 3-year reflecting calendar days.*
4. *Initial offer of $17.16 per unit reflecting 0.3714x exchange ratio on DINO's share price of $46.21 as of 7/14/2023. Initial offer equal to $17.07 based on 30-day VWAP as of undisturbed date of 5/3/2023.*

3

HF Sinclair™ BARCLAYS

HEP | Relative Valuation EV / EBITDA Debt + Pref. / EBITDA 2022A 2023E 2023E-2025E Debt + Pref. / 2022A EBITDA 1.7% 2.5% 3.3% 3.3% 0.8% EBITDA CAGR Median: 4.9x 4.1x Debt + Pref. / 2023E EBITDA 7.0x 2023E 2024E 2025E EV / 2023E EBITDA 5.9x Median: 9.2x 8.7x 8.8x 6.0x 5.5x EV / 2024E EBITDA 12.0x 4.9x 10.5x 10.2x 10.2x 5.0x 10.0x EV / 2025E EBITDA 9.5x 10.0x 9.6x 4.4x 4.3x 8.7x 8.4x 8.4x 3.7x 8.2x 8.1x 7.9x 4.0x 3.7x 7.8x 7.9x 7.7x 3.6x 8.0x 3.3x 3.3x 3.0x 6.0x 2.0x 4.0x 2.0x 1.0x 0.0x 0.0x Latest Quarterly Distribution Yield Levered FCF Yield LQA DCF 2023E Levered FCF Yield 2023E 2024E 2025E 1.9x 2.3x 1.2x 2.2x 1.6x Coverage Median: 10.8% 12.6% 14.0% 2024E Levered FCF Yield 20% 12.0% Median: 8.0% 2025E Levered FCF Yield 9.3% 15.1% 14.6% 14.6% 14.1% 15% 13.8% 14.0% 13.8% 9.0% 7.9% 7.4% 7.6% 7.5% 12.0% 11.9% 11.5% 10.9% 10.6% 9.7% 10% 8.8% 6.0% 5% 3.0% NA 0.0% 0% Source: HEP per DINO Management forecast. Peers per Public filings, FactSet, and Wall Street research as of 7/14/2023. Magellan share price as of the unaffected date of the Oneok acquisition, 5/12/2023. 4

HEP | Indicative Purchase Price Ratio Analysis Indicative Purchase Price Ratio Analysis (1) (2) Initial Offer Counteroffer ($ in millions, except per share data) DINO SQ HEP SQ 6/30/23E 6/30/23E Illutrative Purchase Price Price as of 7/14/23 $46.21 $18.87 $17.16 $19.81 $20.76 $21.70 $22.64 $23.59 $24.16 $24.53 Implied Premium / (Discount) to HEP Spot Price as of 7/14/23 (9%) 5% 10% 15% 20% 25% 28% 30% 126.6 Diluted Shares / Units Oustanding 194.1 126.6 126.6 126.6 126.6 126.6 126.6 126.6 126.6 Total Equity Value $8,971 $2,389 $2,173 $2,508 $2,628 $2,747 $2,867 $2,986 $3,059 $3,106 Total Debt (Consolidated) 3,199 1,492 1,492 1,492 1,492 1,492 1,492 1,492 1,492 1,492 Preferred Equity - 62 62 62 62 62 62 62 62 62 Non-Controlling Interest 1,261 69 69 69 69 69 69 69 69 69 Cash (Consolidated) (1,500) (15) (15) (15) (15) (15) (15) (15) (15) (15) Enterprise Value $11,931 $3,997 $3,781 $4,116 $4,236 $4,355 $4,474 $4,594 $4,667 $4,713 Public Units Outstanding 67.0 67.0 67.0 67.0 67.0 67.0 67.0 67.0 67.0 Total Value of Public Units $1,264 $1,149 $1,327 $1,390 $1,453 $1,516 $1,580 $1,618 $1,643 Implied Exchange Ratio 0.4084x 0.3714x 0.4288x 0.4492x 0.4696x 0.4900x 0.5104x 0.5229x 0.5309x Precedent Premium Premium / Discount to: Median Mean Current 7/14/23 - - (9.0%) 5.0% 10.0% 15.0% 20.0% 25.0% 28.0% 30.0% 12.6% 13.9% Unaffected Price 10.3% 18.5% 7.8% 24.5% 30.4% 36.3% 42.2% 48.2% 51.8% 54.1% 52-Week High (30.2%) (1.3%) (10.3%) 3.6% 8.5% 13.5% 18.4% 23.3% 26.4% 28.3% Research Analyst Target (18.9%) (3.2%) (12.0%) 1.6% 6.4% 11.3% 16.1% 21.0% 23.9% 25.8% Trading Comparables DINO SQ HEP SQ Peer Peer Transaction (3) (3) Median Mean Comparables Enterprise Value as a Multiple of: Data Data EBITDA 2023E $3,030 3.9x $458 8.7x 8.3x 9.0x 9.3x 9.5x 9.8x 10.0x 10.2x 10.3x 9.2x 9.2x 10.1x 2024E 2,662 4.5x 477 8.4x 7.9x 8.6x 8.9x 9.1x 9.4x 9.6x 9.8x 9.9x 8.7x 8.8x 10.1x 2025E 2,698 4.4x 474 8.4x 8.0x 8.7x 8.9x 9.2x 9.4x 9.7x 9.9x 10.0x 8.8x 8.8x Equity Value as a Multiple of: Earnings per Share 2023E $8.77 5.3x $2.08 9.1x 8.3x 9.5x 10.0x 10.5x 10.9x 11.4x 11.6x 11.8x 12.4x 12.7x 2024E 7.27 6.4x 2.36 8.0x 7.3x 8.4x 8.8x 9.2x 9.6x 10.0x 10.3x 10.4x 10.8x 11.5x 2025E 7.43 6.2x 2.44 7.7x 7.0x 8.1x 8.5x 8.9x 9.3x 9.7x 9.9x 10.0x 10.7x 11.4x Yield Analysis: Dividends LQA $1.80 3.9% $1.40 7.4% 8.2% 7.1% 6.7% 6.5% 6.2% 5.9% 5.8% 5.7% 7.7% 8.0% 2023E 1.80 3.9% 1.40 7.4% 8.2% 7.1% 6.7% 6.5% 6.2% 5.9% 5.8% 5.7% 2024E 1.80 3.9% 1.40 7.4% 8.2% 7.1% 6.7% 6.5% 6.2% 5.9% 5.8% 5.7% 2025E 1.80 3.9% 1.40 7.4% 8.2% 7.1% 6.7% 6.5% 6.2% 5.9% 5.8% 5.7% YE Leverage Total Debt / EBITDA 2022A $3,199 0.7x $1,492 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 3.6x 4.9x 4.8x 2023E 3,199 1.1x 1,492 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 4.1x 4.1x Source: Projections per DINO Management. Market data as of 7/14/2023. Balance sheet data per DINO estimates of 6/30/2023. 1. Initial offer of $17.16 per unit reflecting 0.3714x exchange ratio on DINO’s share price of $46.21 as of 7/14/2023. Initial offer equal to $17.07 based on 30-day VWAP as of undisturbed date of 5/3/2023. 2. Counteroffer of $24.16 per unit reflecting 0.3714x exchange ratio on DINO’s share price of $46.21 as of 7/14/2023 plus $7.00 cash per unit. 3. Peers include DKL, MMP, NS and PAA. 5

Appendix

DINO | Comparable Companies

DINO Trading Comparables

($ in millions, except per share values)

	HF Sinclair	Marathon	Phillips 66	Valero	PBF	CVR Energy	Delek	Par Pacific	Peer Median
Stock Price as of 7/14/2023	$46.21	$118.41	$100.46	$113.48	$39.90	$30.74	$23.09	$26.85	
Diluted Shares Outstanding	194	428	464	362	131	103	68	63	
Total Equity Value	**$8,971**	**$50,629**	**$46,587**	**$41,025**	**$5,223**	**$3,161**	**$1,578**	**$1,681**	
Total Debt	3,199	27,659	18,730	11,431	1,469	1,597	2,840	550	
Cash	1,500	11,452	6,705	5,521	1,616	601	885	661	
Net Debt	1,699	16,207	12,025	5,910	(147)	996	1,954	(111)	
Minority Interest[(1)]	1,261	12,200	--	--	--	564	481	--	
Enterprise Value	**$11,931**	**$79,036**	**$58,612**	**$46,935**	**$5,077**	**$4,721**	**$4,014**	**$1,570**	
Enterprise Value to:									
2023E EBITDA	3.9x	4.8x	5.2x	3.5x	2.3x	4.6x	4.3x	3.0x	4.3x
2024E EBITDA	4.5x	6.7x	6.0x	5.1x	2.9x	6.4x	5.4x	3.9x	5.4x
2025E EBITDA	4.4x	7.2x	6.3x	5.9x	3.7x	6.3x	6.1x	5.1x	6.1x
2023E EBIT	4.1x	6.2x	6.1x	4.4x	3.0x	6.0x	7.1x	3.9x	6.0x
2024E EBIT	4.6x	9.2x	7.0x	6.9x	4.4x	8.7x	10.9x	6.1x	7.0x
2025E EBIT	4.6x	10.4x	7.5x	8.4x	6.5x	9.7x	15.1x	8.5x	8.5x
Equity Value to:									
2023E CFFO	4.6x	4.0x	5.5x	3.9x	3.1x	3.8x	2.5x	3.7x	3.8x
2024E CFFO	4.9x	4.8x	5.8x	5.0x	3.8x	5.8x	3.2x	4.7x	4.8x
2025E CFFO	4.8x	4.9x	6.0x	5.4x	4.2x	8.5x	3.4x	5.6x	5.4x
2023E Net Income	5.3x	6.3x	7.1x	5.2x	4.5x	7.8x	6.9x	4.8x	6.3x
2024E Net Income	6.4x	9.0x	8.4x	8.7x	6.4x	14.3x	15.4x	8.7x	8.7x
2025E Net Income	6.2x	10.2x	8.4x	10.3x	8.9x	15.7x	25.4x	11.8x	10.3x

Source: DINO Management, Company filings, FactSet, Wall Street research and investor presentations as of 7/14/2023. DINO balance sheet data per management estimates of 6/30/2023.
1. Reflects market value of public interest in MLP. Does not include preferred equity held by subsidiaries.

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HF Sinclair BARCLAYS

HEP | Comparable Companies

HEP Trading Comparables

($ in millions except per unit data)	Holly Energy Partners	Delek	NuStar	Magellan Midstream Partners, L.P.	Plains All American Pipeline	Peer Median
Unit Price as of 7/14/23	$18.87	$52.01	$17.22	$55.41 [1]	$14.34	
% of 52-week high (Close)	96%	83%	98%	98%	97%	98%
Fully Diluted Units Outstanding	127	44	111	202	698	
Total Equity Value	**$2,389**	**$2,266**	**$1,910**	**$11,198**	**$10,015**	
Debt	1,492	1,717	3,094	5,112	8,041	
Preferred Equity	62	-	1,199	-	2,666	
Noncontrolling Interest	69	-	-	-	-	
Cash	(15)	(11)	(5)	(7)	(526)	
Enterprise Value	**$3,997**	**$3,972**	**$6,198**	**$16,303**	**$20,196**	
Enterprise Value /						
2023E EBITDA	8.7 x	10.2 x	8.2 x	10.5 x	8.1 x	9.2 x
2024E EBITDA	8.4 x	9.5 x	7.9 x	10.2 x	7.8 x	8.7 x
2025E EBITDA	8.4 x	9.6 x	7.7 x	10.0 x	7.9 x	8.8 x
Valuation Metrics						
LQA Yield	7.42%	7.88%	9.29%	7.56%	7.46%	7.72%
2023E Yield	7.42%	7.96%	9.29%	7.60%	7.46%	7.78%
2024E Yield	7.42%	8.25%	9.29%	7.67%	8.51%	8.38%
2025E Yield	7.42%	8.77%	9.29%	7.74%	9.55%	9.03%
2023E DCF Yield	13.89%	11.59%	19.64%	11.05%	16.05%	13.82%
2024E DCF Yield	14.61%	13.68%	20.05%	11.46%	18.45%	16.06%
2025E DCF Yield	15.09%	NA	20.26%	11.79%	17.97%	17.97%
2023E FCF Yield	13.76%	8.76%	12.04%	9.73%	11.86%	10.80%
2024E FCF Yield	14.61%	11.47%	13.77%	10.57%	14.61%	12.62%
2025E FCF Yield	15.09%	NA	13.98%	10.89%	14.13%	13.98%
2023E EPS	$2.08	$3.91	$1.14	$5.03	$1.24	$3.91
2024E EPS	2.36	4.67	1.20	5.26	1.42	4.67
2025E EPS	2.44	4.89	1.22	5.42	1.34	4.89
Coverage						
2023E Coverage	1.87 x	1.46 x	2.11 x	1.45 x	2.15 x	1.78 x
2024E Coverage	1.97 x	1.66 x	2.16 x	1.49 x	2.17 x	1.91 x
2025E Coverage	2.03 x	NA	2.18 x	1.52 x	1.88 x	1.88 x
Credit Statistics						
Debt / 2022A EBITDA	3.6 x	5.5 x	4.3 x	3.6 x	3.2 x	3.9 x
Debt / 2023E EBITDA	3.3 x	4.4 x	4.1 x	3.3 x	3.2 x	3.7 x
Debt + Pref / 2023A EBITDA	3.7 x	5.5 x	5.9 x	3.6 x	4.3 x	4.9 x
Debt + Pref / 2023E EBITDA	3.3 x	4.4 x	4.9 x	3.3 x	3.7 x	4.1 x

Source: DINO Management, Company filings, FactSet, Wall Street research and investor presentations as of 7/14/2023. HEP balance sheet data per management estimates of 6/30/2023.

1. Magellan unaffected share price as of 5/12/2023 prior to Oneok acquisition.

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HF Sinclair™ BARCLAYS

HEP | Equity Analyst Price Targets (1) (2) Research Price Targets Premium / (Discount) % to Current Price ($ / share) Median Analyst Target Price Premium / (Discount) to: Current Price 3% (3) Current: $55.41 $70.00 0.35 $64.00 Current: $52.01 0.3 $60.00 0.25 Current: Current: $50.00 $47.00 $14.34 $17.22 0.2 16% $40.00 0.15 12% 10% Median 0.1 $30.00 Price 6% 6% Target: 0.05 $19.50 $19.00 $19.00 $20.00 $20.00 $18.00 $20.00 $16.00 0 Current 1% HEP: $10.00 $18.87 -0.05 (10%) (5%) $0.00 -0.1 Analyst 1 Analyst 2 Analyst 3 Analyst 4 5/6/2023 5/4/2023 5/4/2023 4/3/2023 Analyst Recommendation 0 2 1 4 Buy ✓ 1 3 4 2 Hold ~ 0 1 1 0 Sell OO 1 6 6 6 Source: FactSet as of 7/14/2023. 1. Includes available reports from reputable brokers that have provided a price target. 2. Peer group price targets reflect average analyst price target. 3. Reflects unaffected price from 5/12/2023 prior to Oneok acquisition. 8

DINO | Equity Analyst Price Targets (1) (2) Research Price Targets Premium / (Discount) % to Current Price Price Targets ($ / share) Median Analyst Target Price Premium / (Discount) to: Current Price 21% Current: Current: Current: Current: Current: Current: Current: $118.41 $100.46 $113.48 $30.74 $23.09 $39.90 $26.65 $146.00 $121.50 $145.00 0.7 $80.00 $70.00 0.6 $62.00 Median Analyst: $59.00 $59.00 $60.00 $56.00 $56.00 $57.00 $55.00 0.5 $50.00 $47.00 $48.00 $50.00 0.4 $42.00 $43.00 Current $40.00 DINO: 28% 0.3 $46.21 $31.00 34% 23% $29.00 23% $30.00 21% $26.00 19% 25% 18% 0.2 28% 15% $20.00 Peers 13% 21% Median: 17% 0.1 $10.00 8% 0 $0.00 4% Analyst 1 Analyst 2 Analyst 3 Analyst 4 Analyst 5 Analyst 6 Analyst 7 Analyst 8 Analyst 9 Analyst 10 6/9/23 6/7/23 6/1/23 6/1/23 5/23/23 5/16/23 5/12/23 5/4/23 5/5/23 4/7/23 Analyst Recommendation 9 7 9 0 1 2 3 Buy ✓✓✓✓✓✓✓ 2 3 2 3 5 6 1 Hold ~ ~ 0 0 0 0 2 0 0 Sell O Source: FactSet as of 7/14/2023. 11 10 11 3 8 8 4 1. Includes available reports from reputable brokers since Q1’23 earnings release that have provided a price target. 2. Peer group price targets reflect median analyst price target. 9

HEP | Comparable Transaction Analysis

Selected MLP Buy-in Transactions

Announced Date	Acquirer	Target	Total Transaction Value ($MM)[1]	Enterprise Value: Acquirer	Enterprise Value: Target	Initial Price Offered	Initial Premium Offered	Final Price	Premium Paid (Days Prior to Initial Ann.)[2]: 1-Day	Premium Paid (Days Prior to Initial Ann.)[2]: 30-Day VWAP	Premium Paid (Days Prior to Final Ann.)[3]: 1-Day	Premium Paid (Days Prior to Final Ann.)[3]: 30-Day VWAP	EV / FY+1 EBITDA	Consideration	Process
8/17/2022	Phillips 66	DCP Midstream	$3,783	$68,412	$14,229	$34.75	0.0%	$41.75	20.1%	24.0%	6.2%	8.2%	8.4x	100% Cash	Ann. then Negotiate
7/28/2022[4]	PBF	PBF	$579	$7,229	$1,690	$15.14	13.4%	$17.66	32.3%	11.0%	(3.4%)	9.9%	7.3x	Cash and Unit Exchange	Ann. then Negotiate
7/6/2022	Şişecam Chemicals	Şişecam	$131	NA	$824	$17.90	(0.3%)	$25.00	39.3%	42.8%	2.8%	8.6%	10.3x	100% Cash	Ann. then Negotiate
4/22/2022	Ergon	Blueknight	$400	NA	$595	$3.32	0.9%	$4.65	41.3%	42.7%	40.9%	40.7%	11.1x	100% Cash	Ann. then Negotiate
2/11/2022[5]	Shell	Shell Midstream Partners	$2,608	$237,598	$9,749	$12.89	0.0%	$15.85	23.0%	23.5%	9.6%	11.6%	12.6x	100% Cash	Ann. then Negotiate
10/27/2021	Phillips 66	Phillips 66 Partners	$3,466	$16,829	$13,076	$32.57	0.0%	$41.11	4.8%	7.6%	4.8%	7.6%	9.7x	100% Unit Exchange	Negotiate then Ann.
8/5/2021[6]	bp	BP Midstream Partners LP	$874	$126,182	$1,694	$13.01	0.0%	$15.12	16.2%	8.9%	17.1%	17.2%	9.7x	100% Unit Exchange	Ann. then Negotiate
2/5/2021[7]	Chevron	Noble Midstream	$1,149	$201,401	$2,872	$12.47	0.0%	$14.56	16.7%	18.7%	(3.3%)	5.8%	7.4x	100% Unit Exchange	Ann. then Negotiate
10/5/2020[8]	TC Energy	TC PipeLines, LP	$2,829	$74,892	$3,361	$27.31	5.4%	$30.95	19.5%	15.1%	0.6%	(0.7%)	10.1x	100% Unit Exchange	Ann. then Negotiate
7/27/2020	CNX	CNX	$693	$4,419	$1,312	$8.38	4.5%	$8.47	28.1%	29.1%	28.1%	29.1%	7.3x	100% Unit Exchange	Negotiate then Ann.
11/26/2018	ArcLight	TransMontaigne Partners LP	$536	NA	$1,246	$38.00	4.4%	$41.00	12.6%	9.5%	12.6%	9.5%	10.6x	100% Cash	Negotiate then Ann.
11/8/2018	Western Gas	Western Gas	$8,965	$7,251	$12,230	$43.77	5.0%	$50.33	7.6%	14.3%	7.6%	14.3%	11.2x	100% Unit Exchange	Negotiate then Ann.
10/18/2018	Valero	Valero	$1,850	$50,344	$3,660	$40.00	10.7%	$42.25	6.0%	10.2%	6.0%	10.2%	10.2x	100% Cash	Negotiate then Ann.
9/19/2018[9]	Dominion Energy	Dominion	$2,634	$86,611	$6,683	$17.75	0.0%	$18.22	2.6%	8.8%	0.5%	1.0%	29.6x	100% Unit Exchange	Ann. then Negotiate
8/1/2018	Energy Transfer	Energy Transfer Partners	$60,345	$26,932	$80,353	$21.32	5.0%	$23.59	11.2%	17.5%	11.2%	17.5%	7.0x	100% Unit Exchange	Negotiate then Ann.
5/29/2018[10]	CVR Energy	CVR Refining	$300	$5,332	$3,262	$21.86	(1.1%)	$21.86	(1.1%)	9.2%	(1.1%)	9.2%	6.2x	100% Unit Exchange	Tender Offer
5/17/2018[11]	Enbridge	Spectra Energy Partners	$4,779	$123,056	$27,256	$33.10	0.0%	$40.00	20.8%	18.4%	5.7%	6.8%	14.3x	100% Unit Exchange	Ann. then Negotiate
5/17/2018[12]	Enbridge	Enbridge Energy Partners, L.P.	$10,010	$121,978	$14,694	$10.08	0.0%	$11.48	13.9%	16.4%	2.1%	0.3%	10.1x	100% Unit Exchange	Ann. then Negotiate
5/17/2018	Williams	Williams Partners L.P.	$15,105	$29,816	$55,383	$36.94	5.2%	$40.89	6.4%	11.2%	6.4%	11.2%	11.8x	100% Unit Exchange	Negotiate then Ann.
3/27/2018	Tallgrass GP	Tallgrass	$3,224	$3,418	$4,942	$41.34	(0.5%)	$35.42	0.6%	(8.1%)	0.6%	(8.1%)	6.3x	100% Unit Exchange	Negotiate then Ann.

Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations.

1. *Transaction value includes only un-affiliated and proportional net debt.*
2. *Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer's unaffected date.*
3. *Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final announcement's unaffected date.*
4. *Initial price offered not yet disclosed. Transaction value and premium reflect unaffected DINO price as of 7/27/2022. Initial announcement date reflects filing of Schedule 13D/A on June 24, 2022.*
5. *Shell / Shell Midstream Partners LP based on revised offer announced 7/25/2022. Premium paid based on closing price prior to original announcement on 2/11/2022.*
6. *BP / BP Midstream Partners LP based on revised offer announced 12/20/2021. Premium paid based on closing price prior to original announcement on 8/4/2021.*
7. *Chevron / Noble Midstream Partners based on revised offer announced 3/5/2021. Premium paid based on closing price prior to original announcement on 2/4/2021.*
8. *TC Energy / TC Pipeline based on revised offer announced 12/15/2020. Premium paid based on closing price prior to original announcement on 10/5/2020.*
9. *Dominion Energy / Dominion Energy Midstream based on revised offer announced 11/23/2018. Premium paid based on closing price prior to original announcement on 9/8/2018.*
10. *Reflects the 5/29/18 exchange offer; CVI announced it would exercise the call right on 1/17/19.*
11. *Enbridge / Spectra premiums based on revised offer announced on 8/24/2018. Enbridge price performance based on original announcement on 5/17/2018.*
12. *Enbridge / Enbridge Energy Partners based on revised offer announced 9/18/2018. Enbridge price performance based on original announcement on 5/17/2018.*

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HF Sinclair™ BARCLAYS

HEP | Comparable Transaction Analysis *(Cont'd)*

Selected MLP Buy-in Transactions

Announced Date	Acquirer	Target	Total Transaction Value ($MM)[1]	Enterprise Value: Acquirer	Enterprise Value: Target	Initial Price Offered	Initial Premium Offered	Final Price	Premium Paid (Days Prior to Initial Ann.)[2]: 1-Day	Premium Paid (Days Prior to Initial Ann.)[2]: 30-Day VWAP	Premium Paid (Days Prior to Final Ann.)[3]: 1-Day	Premium Paid (Days Prior to Final Ann.)[3]: 30-Day VWAP	EV / FY+1 EBITDA	Consideration	Process
11/8/2017		ALON USA	$173	$3,189	$845	$11.80	3.0%	$13.92	3.0%	11.5%	3.0%	11.5%	4.6x	100% Unit Exchange	Negotiate then Ann.
8/29/2017	ZE Zenith Energy	Arc	$736	NA	$736	$14.50	0.4%	$16.50	15.2%	12.4%	15.2%	12.4%	12.3x	100% Cash	Negotiate then Ann.
5/18/2017	Energy Transfer Partners	PennTex	$651	NA	$963	$20.00	20.1%	$20.00	20.1%	20.4%	20.1%	20.4%	12.3x	100% Cash	Tender Offer
4/4/2017			$157	NA	$594	$16.80	5.8%	$17.30	5.8%	5.6%	5.8%	5.6%	9.1x	100% Cash	Tender Offer
3/2/2017	vtti	vtti energy partners	$781	NA	$1,470	$18.75	1.9%	$19.50	6.0%	5.6%	4.3%	3.4%	9.3x	100% Cash	Ann. then Negotiate
1/27/2017	Enbridge	Midcoast Energy Partners	$1,656	$77,129	$1,656	$6.25	(4.6%)	$8.00	(8.6%)	1.8%	(8.6%)	1.8%	11.0x	100% Cash	Negotiate then Ann.
11/1/2016	TransCanada	Columbia Pipeline Partners	$5,180	$77,381	$9,684	$15.75	2.9%	$17.00	11.1%	16.0%	6.3%	5.2%	18.0x	100% Cash	Ann. then Negotiate

Selected MLP Transactions From 2016 - 2023 YTD

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP	EV / FY+1 EBITDA
Mean	3.0%	13.9%	15.0%	7.5%	10.0%	10.7x
Median	0.9%	12.6%	12.4%	5.8%	9.2%	10.1x
High	20.1%	41.3%	42.8%	40.9%	40.7%	29.6x
Low	(4.6%)	(8.6%)	(8.1%)	(8.6%)	(8.1%)	4.6x

Selected 100% Stock MLP Transactions From 2016 - 2023 YTD

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP	EV / FY+1 EBITDA
Mean	1.9%	10.8%	12.8%	6.0%	8.8%	10.4x
Median	0.0%	9.4%	12.9%	3.9%	8.4%	9.7x
High	5.4%	28.1%	29.1%	28.1%	29.1%	29.6x
Low	(1.1%)	(1.1%)	(8.1%)	(3.3%)	(8.1%)	4.6x

Selected MLP Transactions From 2021 - 2023 YTD

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP	EV / FY+1 EBITDA
Mean	1.8%	24.2%	22.4%	9.4%	13.7%	9.6x
Median	0.0%	21.6%	21.1%	5.5%	9.3%	9.7x
High	13.4%	41.3%	42.8%	40.9%	40.7%	12.6x
Low	(0.3%)	4.8%	7.6%	(3.4%)	5.8%	7.3x

Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations. HEP data per DINO Management forecast.

1. *Transaction value includes only un-affiliated and proportional net debt.*
2. *Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer's unaffected date.*
3. *Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final offer's unaffected date.*
4. *Reflects DINO management estimates of balance sheet data for 6/30/2023.*

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HF Sinclair™ BARCLAYS

Proposed OKE / MMP Transaction Summary

Transaction Summary

Transaction & Purchase Price	• On May 14, 2023, ONEOK, Inc. ("ONEOK") announced that it will acquire all outstanding units of Magellan Midstream Partners, L.P. ("Magellan") for ~$18.8bn, including assumed debt ▪ Consideration will consist of $25.00 in cash and 0.6670 shares of ONEOK common stock for each outstanding Magellan common unit ▪ Implied premium of ~22% to Magellan's closing share price on Friday, May 12th (~15% premium based on ONEOK's closing sharing price on Monday, May 15th) ▪ ONEOK has secured $5.25 billion of fully-committed bridge financing for the proposed cash consideration (a Notes offering is expected prior to closing) ▪ Transaction expected to close in Q3 2023
Transaction Consequences	• Expected to be accretive to earnings per share beginning in 2024 with EPS accretion of 3-7% per year in 2025-2027 • Expected to be free cash flow per share accretive, averaging more than 20% 2024-2027 • Forecasted synergies are expected to total at least $200mm annually, with potential to move as high as $400mm • Benefit from the tax basis step-up has an estimated total value of ~$3.0bn • Pro forma 2024 year-end Net Debt / EBITDA of ~4.0x
Disclosed Rationale	• Adds a leading, and primarily fee-based, refining products and crude oil transportation business to ONEOK • Complementary and diversified asset positions, presenting significant potential for enhanced customer product offerings and increased international export opportunities • Expected immediate financial benefits, including cost, operational, and tax synergies, supporting meaningful expected accretion • A significant increase in free cash flow, which provides additional cash for debt reduction, growth capital, and value returned to shareholders through dividends and/or repurchasing shares • Strong IG credit ratings with enhanced scale and diversification
Other Key Merger Agreement Items	• $275mm breakup fee • Magellan will be merged into a newly created 100% wholly-owned subsidiary of ONEOK

1-Day Trading Performance

Buyers


8.0%
4.0%
0.0%
(4.0%)
(8.0%)
(12.0%)
5.2%
1.5%
0.7%
0.5%
0.1%
(0.6%)
(9.1%)
PAA
ET
TRP
ENB
EPD
KMI
OKE

Targets


15.0%
12.0%
9.0%
6.0%
3.0%
0.0%
13.0%
8.6%
5.2%
4.1%
3.6%
2.6%
2.1%
1.8%
1.3%
MMP
CEQP
PAA
NS
KNTK
WES
HEP
DTM
TRGP

MMP Enterprise Value Build & Multiples

($ in millions)

		5/12/23 Close	Offer Price	5/15/23 Close
Share Price		$55.41	$55.41	$62.61
Implied Premium to 5/12/2023 Close		-	21.8%	14.9%
Offer Price		$55.41	$67.50	$63.65
Units Outstanding		202	202	202
Equity Value		**$11,198**	**$13,642**	**$12,864**
Plus: Debt[1]		5,112	5,112	5,112
Less: Cash		(7)	(7)	(7)
Enterprise Value		**$16,303**	**$18,747**	**$17,969**
Enterprise Value as a Mult. of:	**MMP Statistic**			
2024E EBITDA	$1,599	10.2x	11.7x	11.2x
2025E EBITDA	1,630	10.0x	11.5x	11.0x
2024E EBITDA Adj. for Synergies[2]	$1,899	8.6x	9.9x	9.5x
2025E EBITDA Adj. for Synergies[2]	1,930	8.4x	9.7x	9.3x
Equity Value as a Mult. of:				
2024E DCF	$1,283	11.5%	9.4%	10.0%
2025E DCF	1,320	11.8%	9.7%	10.3%

Source: Company filings, Wall Street Research, and FactSet.
1. *Includes $112mm in long-term lease liabilities.*
2. *Assumes $300mm in synergies. Excludes tax savings.*

12

HF Sinclair™ BARCLAYS

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